Exhibit 99.1

FOR IMMEDIATE RELEASE

Group 1 Automotive Acquires Two BMW/MINI dealerships in New Mexico

HOUSTON, July 8, 2019 /PRNewswire/ -- Group 1 Automotive, Inc. (NYSE: GPI), an international, Fortune 500 automotive retailer, today announced the expansion of its business presence in the New Mexico market with the acquisition of two BMW/MINI dealerships. The dealerships are located in Albuquerque and Santa Fe, and represent the only BMW and MINI franchises in the state of New Mexico. Also included in the acquisition are BMW Motorrad franchises in Albuquerque and Santa Fe, making Group 1 the exclusive seller of BMW Motorcycles in New Mexico.  These stores are Group 1’s first motorcycle franchises in the U.S., adding to the existing relationship with BMW Motorrad in the U.K and Brazil. The dealerships are expected to generate approximately $100 million in annualized revenue.

“We are pleased to expand our dealership footprint in the fast-growing New Mexico market and increase our long standing partnership with BMW,” said Earl J. Hesterberg, Group 1's president and chief executive officer.

The acquisition expands Group 1's total representation in New Mexico to seven automotive franchise operations among the Jaguar, Land Rover, BMW and MINI brands.

About Group 1 Automotive, Inc.

Group 1 owns and operates 180 automotive dealerships, 233 franchises, and 47 collision centers in the United States, the United Kingdom and Brazil that offer 30 brands of automobiles. Through its dealerships, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Investors please visit www.group1corp.com, www.group1auto.com, www.group1collision.com, www.facebook.com/group1auto, and www.twitter.com/group1auto, where Group 1 discloses additional information about the Company, its business, and its results of operations.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements related to future, not past, events and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” “foresee,” “may” or “will” and similar expressions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, and (i) our ability to retain key personnel. For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Group 1 Automotive, Inc.

SOURCE: Group 1 Automotive, Inc.

Investor contacts:

Sheila M. Roth

Manager, Investor Relations

Group 1 Automotive, Inc.

713-647-5741 | sroth@group1auto.com

Media contacts:

Pete DeLongchamps

Senior V.P. Manufacturer Relations, Financial Services and Public Affairs

Group 1 Automotive, Inc.

713-647-5770 | pdelongchamps@group1auto.com

or

Clint Woods

Pierpont Communications, Inc.

713-627-2223 | cwoods@piercom.com